Exhibit 3.217

CERTIFICATE OF INCORPORATION

OF

VESTAR/CALVARY HOLDINGS, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

1. The name of the Corporation is Vestar/Calvary Holdings, Inc.

2. The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The total number of shares of capital stock which the Corporation shall have the authority to issue is 15,500,000 shares, of which (i) 15,000,000 shares shall be Common Stock, par value $.01 per share (the “Common Stock”), and (ii) 500,000 shares shall be Preferred Stock, par value $.01 per share (the “Preferred Stock”).

As set forth in this Article FOURTH, the Board of Directors of the Corporation or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article FOURTH, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock.

The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below.

Subject to any limitations prescribed by law, the Board of Directors of the Corporation or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors of the Corporation or any authorized committee thereof under this Article FOURTH to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors of the Corporation or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The rights in respect of dividends or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of the shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(e) The amount of amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(h) The price or other consideration for which the shares of such series shall be issued;

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

(j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation or any authorized committee thereof may deem advisable.

5. The name and mailing address of the incorporator is Rich Akuetey, 425 Lexington Avenue, New York, New York 10017.

6. The Board of Directors of the Corporation, acting by majority vote, may adopt, alter, amend or repeal the By-Laws of the Corporation.

7. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

8. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of the Directors of the Corporation need not be by written ballot.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on March 23, 1999.

/s/ Rich Akuetey
Rich Akuetey
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

VESTAR/CALVARY HOLDINGS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Vestar/Calvary Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”),

DOES HEREBY CERTIFY:

First: That Article First of the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read as follows:

“FIRST: The name of the corporation is Vestar/Sheridan Holdings, Inc.

Second: That such amendment and restatement was consented to and adopted by the sole stockholder of the Corporation acting without a meeting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

Third: That such amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James L. Elrod, Jr., its President, on this 26th day of March, 1999.

VESTAR/CALVARY HOLDINGS, INC.

By:	/s/ James L. Elrod, Jr.
	Name:	James L. Elrod, Jr.
	Title:	President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

VESTAR/SHERIDAN HOLDINGS, INC.

Vestar/Sheridan Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

1.	That Article One of the Certificate of Incorporation of the Corporation be, and hereby is, amended to read as follows:

“1.	The name of the corporation is Sheridan Holdings, Inc.”

2.	That such amendment was consented to and adopted by a majority of the stockholders of the Corporation acting without a meeting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

3.	That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Lewis Gold, its President, on January 29, 2004.

VESTAR/SHERIDAN HOLDINGS, INC.

By:	/s/ Lewis Gold
Lewis Gold, President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

SHERIDAN HOLDINGS, INC.

Sheridan Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

1.	That Article Four of the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read as follows:

“4.	The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value of $.01 per share (the “Common Stock”).”

2.	That such amendment was consented to and adopted by the sole stockholder of the Corporation acting without a meeting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

3.	That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jay A. Martus, its Senior Vice President and Secretary, on September 22, 2005.

SHERIDAN HOLDINGS, INC.

By:	/s/ Jay A. Martus
Jay A. Martus
Senior Vice President & Secretary